UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2014

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Onvia, Inc. (“Onvia”) announced that as of December 31, 2013, it had approximately $24.9 million in net deferred tax assets excluding any valuation allowance. Onvia regularly considers all available qualitative and quantitative evidence, both positive and negative, to estimate the future usability of some portion or all of the net deferred tax assets. Onvia evaluates and weighs evidence such as recent earnings history, the predictability of Onvia’s subscription business model, trends in leading indicators of future revenue growth, expectations for future earnings and expected timing of reversals of temporary differences. In particular, Onvia considers its three-year earnings trend to determine if it has generated cumulative net income or net losses over that period, which the accounting guidance considers significant evidence to evaluate in determining the existence and amount of any valuation allowance. Based upon this evaluation, Onvia records a valuation allowance to reduce its net deferred tax assets to a level that is more-likely-than-not to be used to offset future net income. The analyses supporting Onvia’s conclusions regarding the utilization of its net deferred tax assets are subject to judgment and are based to a significant extent on assumptions and estimates.

Onvia previously furnished its annual results in an earnings release on February 25, 2014. It was Onvia’s judgment at that time that the weight of positive evidence, including the existence of cumulative net income over the last three years, was sufficient to conclude that its net deferred tax assets of $2.2 million would more-likely-than-not to be realized in the foreseeable future.

Subsequent to the earnings release, Onvia continued to evaluate the value of its net deferred tax assets. Beginning in the fourth quarter of 2012, Onvia made investments to accelerate top line revenue growth, but revenue did not accelerate as planned in 2013. As a result, Onvia incurred net losses in each of the last five quarters ending December 31, 2013. If projections under Onvia’s 2014 operating plan are realized, Onvia expects to be in a cumulative three-year net loss position at the end of 2014. Although the 2014 plan projects higher revenue, operating cash flow and Adjusted EBITDA compared to 2013, it is Onvia’s best judgment that it should no longer conclude that its net deferred tax assets are more-likely-than-not to be utilized as a result of the projected cumulative three-year net loss. Accordingly Onvia has increased the valuation allowance as of December 31, 2013 to 100% of its net deferred tax assets, which will increase Onvia’s previously reported annual 2013 net loss by $2,175,000 to $2,725,000. This adjustment has no cash impact and does not impair the future availability of Onvia’s deferred tax assets, and will be reflected in Onvia’s audited financial statements for fiscal 2013 that will be included in the Company’s Annual Report on Form 10-K, which Onvia intends to file with the Securities and Exchange Commission on or about March 28, 2014.

Onvia will continue to regularly review its estimate of future income and will adjust the valuation allowance accordingly. Onvia’s decision to change the accounting estimate is based on its interpretation of the technical guidance and all relevant factors regarding Onvia’s business, and was not made in response to any changes in Onvia’s 2014 operating plan or expected financial results. Onvia intends to continue to evaluate investments and make financial decisions intended to accelerate revenue and Adjusted EBITDA.

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines Adjusted EBITDA as net income / (loss) before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation. Other companies (including Onvia’s competitors) may define Adjusted EBITDA differently. Onvia presents Adjusted EBITDA because it believes Adjusted EBITDA to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in similar industries and size. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “intend,” “plan,” “expect,” “should,” “indicate” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Forward-looking statements contained above may relate to, but are not limited to, statements regarding Onvia’s future results of operations, the progress to be made on the 2014 operating plan, Onvia’s future financial flexibility and future cash flows. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s investments may fail to improve sales penetration and client retention rates; adoption of Onvia’s new product releases may be slower than expected and fail to improve sales penetration and client retention rates; and Onvia’s technology may fail to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data. Additional information on factors that may impact these forward-looking statements can be found in the “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections, as applicable, in Onvia’s Annual Report on Form 10-K for the year December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Any forward-looking statement made by Onvia in this release is as of the date indicated. Factors or events that could cause Onvia’s actual results to differ may emerge from time to time, and it is not possible for Onvia to predict all of them. Onvia assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this presentation as a result of new information or future events or developments, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONVIA, INC.
	By:	/s/ Henry G. Riner

March 26, 2014		Henry G. Riner
Chief Executive Officer & President

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